EXHIBIT 10.14

First Amendment to the
Consulting Agreement

This First Amendment (the “Amendment”) to the Consulting Agreement made by and between Merge Healthcare Incorporated, a Delaware corporation ("Merge Healthcare"), and Merrick RIS LLC ("Merrick RIS") which was effective on January 1, 2009 (the “Agreement”) is hereby amended effective as of January 1, 2010 (the “Amendment Effective Date”).

WHEREAS, Merrick RIS has a significant investment in Merge Healthcare and is interested in providing certain management consulting, advice and technical services to Merge Healthcare in regards to Merge Healthcare’s business; and

WHEREAS, Merge Healthcare desires to continue to procure certain management consulting, expertise and technical services from Merrick RIS pursuant to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual benefits and promises contained herein, the sufficiency of which is hereby acknowledged, the Parties hereto agree as follows.

The following sections of the Agreement are hereby deleted and replaced as follows.

1.	Section 3(a) of the Agreement is deleted in its entirety and replaced as follows.

3.	a.
Term.  The term of this Agreement shall be twenty-four (24) consecutive months running from the Effective Date hereof and shall terminate, unless otherwise terminated as provided herein, at the close of business on December 31, 2011.  Upon expiration of the initial term of this Agreement, the Parties may extend the Agreement upon such written terms as the Parties may mutually agree.

2.	Section 3(b) of the Agreement is hereby deleted in its entirety and replaced with the following language.

3.	b.	Voluntary Termination. This Agreement may be voluntarily terminated by the written consent of the Parties hereto.

3.	Section 4 of the Agreement is hereby deleted in its entirety and replaced with the following language.

4.
Fees.  Merge Healthcare shall pay Merrick RIS a flat rate fee of USD $250,000 for each transaction through which Merge Healthcare acquires the stock or any portion of the assets of a third party and such transaction results in a definitive agreement executed by both parties during the term of this Agreement.  Payment shall be due from Merge Healthcare to Merrick RIS within five (5) business days of the closing of that transaction.  In the event that Merrick RIS is successful in selling all or substantially all of Merge Healthcare or the assets thereof to a third party, Merrick RIS shall receive a payment of one percent (1%) of the total consideration of the transaction which results in the execution of a definitive agreement during the term of this Agreement.  In such event, payment shall be in cash and due by Merge Healthcare to Merrick RIS within five (5) business days of the transaction closing.  Merge Healthcare agrees to reimburse Merrick RIS for the actual and reasonable business expenses incurred by Merrick RIS in connection with the performance of services on behalf of Merge Healthcare as required hereunder.  Such expenses shall be invoiced to Merge Healthcare on a monthly basis and shall be payable no later than the 15th day after receipt of such invoice.    Merrick RIS acknowledges and agrees that the reimbursement of any third party legal, financial or other professional fees and any material expenses incurred shall be subject to prior authorization of an appropriate officer of Merge Healthcare.  Merge Healthcare acknowledges and agrees that it has an obligation to ensure that its resources will be available to provide assistance to Merrick RIS with respect to the services provided hereunder.  The Parties further agree that Merge Healthcare may consider a discretionary performance fee which amount shall be at the sole option, control and discretion of Merge Healthcare management and with the approval of the Merge Healthcare Board of Directors.

Except as otherwise expressly set forth in this Amendment, all terms and conditions of the Agreement  shall remain unchanged and in full force and effect.  All capitalized terms that are used but not defined in this Amendment shall have the same meaning as that which is set forth in the Agreement. To the extent any provision of this Amendment conflicts with any provision of the Agreement, this Amendment shall control.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date and year first above written.

MERGE HEALTHCARE INCORPORATED                                                                           MERRICK RIS LLC

By:  ________________________________                                                                     By:  ____________________________

Its:  _________________________________                                                                   Its:  ____________________________

Date:  _______________________________                                                                    Date:  __________________________